                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   - - - - - - - - - - - - - - - - - - - - - -

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                   - - - - - - - - - - - - - - - - - - - - - -

        Date of Report (Date of earliest event reported): October 1, 2004

                           OMEGA FINANCIAL CORPORATION
                   - - - - - - - - - - - - - - - - - - - - - -
             (Exact name of registrant as specified in its charter)

            Pennsylvania                             0-13599                         25-1420888
         - - - - - - - - -                         - - - - - -                    - - - - - - - - -
   (State or other jurisdiction of          (Commission File Number)              (I.R.S. Employee
           incorporation)                                                      Identification Number)

                                366 Walker Drive
                             State College, PA 16801
                   - - - - - - - - - - - - - - - - - - - - - -
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (814) 231-7680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c))

         As previously reported, Omega Financial Corporation ("Omega") completed the merger of Sun Bancorp, Inc. ("Sun") with Omega (the "Merger"), effective as of October 1, 2004, pursuant to the Agreement and Plan of Merger dated as of April 20, 2004 (the "Merger Agreement") between Omega and Sun.

         On October 7, 2004, Omega filed a Current Report on Form 8-K with the SEC to report the Merger, among other things. Omega is amending such Current Report on Form 8-K to provide the financial information required by Item 9.01 of the Current Report on Form 8-K.



Item 9.01 Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired

         Financial statements of Sun with respect to the years ended December 31, 2003 and 2002 were incorporated by reference in Omega's Registration Statement on Form S-4 (Registration No. 333-116407). Financial statements of Sun with respect to the nine months ended September 30, 2004 are included in the pro forma information described in (b) below.

         (b) Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Omega and Sun assuming the companies had been combined on September 30, 2004, on a purchase accounting basis.

                   CONDENSED COMBINED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (Unaudited)


                                                            Omega              Sun           Adjustments           Pro Forma
                                                         -----------       -----------       -----------          -----------
                                                                                      (in thousands)
Assets:
     Cash and due from banks                             $    31,822       $    20,510       $        --          $    52,332
     Funds held in escrow                                     35,979                             (35,979)(A),(J)           --
     Interest bearing deposits                                23,338             2,322                                 25,660
     Federal funds sold                                       10,100                --                                 10,100
                                                         -----------       -----------       -----------          -----------
     Total cash and cash equivalents                         101,239            22,832           (35,979)              88,092
     Investment securities, available for sale               255,705           213,278                18(B)           469,001
     Investment in unconsolidated subsidiaries                 1,114                                                    1,114
     Loans, net of unearned income                           772,403           671,792            (6,699)(C)        1,437,496
     Allowance for loan losses                                (9,707)           (9,499)                               (19,206)
     Accrued interest receivable                                  --             3,529                                  3,529
     Premises and equipment, net                              13,858            32,945              (888)(D)           45,915
     Bank-owned life insurance                                38,137            34,129                                 72,266
     Intangible assets                                            42             5,506            12,806(E)            18,354
     Goodwill, net                                                --            36,036           113,924(F)           149,960
     Deferred tax asset                                        2,541            (2,104)            8,531(G)             8,968
     Other assets                                              9,766            14,505              (272)(O)           23,999
                                                         -----------       -----------       -----------          -----------
          Total assets                                   $ 1,185,098       $ 1,022,949       $    91,441          $ 2,299,488
                                                         ===========       ===========       ===========          ===========

Liabilities and Stockholders' Equity
     Total deposits                                      $   915,061       $   634,065            $2,788(H)       $ 1,551,914
     Securities sold under agreements to repurchase           18,796            27,755                                 46,551
     Short-term borrowings                                    10,000             8,071                                 18,071
     ESOP debt                                                 2,277                --                                  2,277
     Junior subordinated debentures                           37,114            18,078             3,268(K)            58,460
     Long-term debt, Federal Home Loan Bank                   25,677           226,257            22,329(I)           274,263
     Long-term debt, other                                        23            11,900             7,771(J)            19,694
     Other interest-bearing liabilities                          823                --                                    823
     Accrued interest payable and other liabilities            6,308            11,985            (5,054)(M)           13,239
                                                         -----------       -----------       -----------          -----------
          Total liabilities                                1,016,079           938,111            31,102            1,985,292

Stockholders' equity
     Common stock                                        $    50,522       $    93,086       $   (80,896)(N)      $    62,712
     Capital surplus                                          17,015                --            81,552(N)            98,567
     Retained earnings                                       150,027            (6,719)            7,219(N)           150,527
     Unearned compensation related to ESOP debt               (1,439)               --                                 (1,439)
     Accumulated other comprehensive income, net               3,890            (1,529)            1,468(N)             3,829
     Less: Treasury stock                                    (50,996)               --            50,996(N)                --
                                                         -----------       -----------       -----------          -----------
          Total stockholders' equity                         169,019            84,838            60,339              314,196
                                                         -----------       -----------       -----------          -----------
     Total Liabilities and Stockholders' Equity          $ 1,185,098       $ 1,022,949       $    91,441          $ 2,299,488
                                                         ===========       ===========       ===========          ===========

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Omega and Sun assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.


                  CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Unaudited)

                                                                       (in thousands, except per share data)
                                                               Omega           Sun         Adjustments       Pro Forma
                                                              --------      --------       -----------       ---------
Interest income:
     Interest and fees on loans                               $ 33,179      $ 29,357       $  1,159(C)       $ 63,695
     Interest and dividends on investment securities             5,386         5,983           (543)(P)        10,826
     Other interest income                                         305            63                              368
                                                              --------      --------       --------          --------
     Total interest income                                      38,870        35,403            616            74,889
Interest expense:
     Interest on deposits                                        8,073         7,294         (1,568)(H)        13,799
     Interest on short-term borrowings                             299           287                              586
     Interest on subordinated debentures                                       1,353          1,510(K),(L)      2,863
     Interest on long-term debt and other interest-
          bearing liabilities                                      749         8,845         (2,628)(I),(J)     6,966
                                                              --------      --------       --------          --------
     Total interest expense                                      9,121        17,779         (2,686)           24,214
     Net interest income                                        29,749        17,624          3,302            50,675
     Provision for loan losses                                      --         2,599                            2,599
                                                              --------      --------       --------          --------
     Net interest income after provision for loan losses        29,749        15,025          3,302            48,076
Other income:
     Investment securities gains (net)                             271           741                            1,012
     Service fees on deposit accounts                            4,568         3,204                            7,772
     Earnings on bank-owned life insurance                       1,003           956                            1,959
     Trust fees                                                  2,589         1,645                            4,234
     Investment and insurance product sales                        926         2,213                            3,139
     Leasing fees                                                   --           738                              738
     Gains on sales of loans and other assets                       13           134                              147
     Other                                                       2,570         2,227                            4,797
                                                              --------      --------       --------          --------
     Total other income                                         11,940        11,858             --            23,798
Other expense:
     Salaries and employee benefits                             14,695        11,573         (2,324)(Q)        23,944
     Net occupancy expense                                       1,733         1,282                            3,015
     Equipment expense                                           2,137         1,689           (133)(D)         3,693
     Data processing expense                                     1,292         1,011           (488)(R)         1,815
     Amortization of intangible assets                              --           359          2,230(E)          2,589
     Merger-related costs and adjustments                                      3,360                            3,360
     Other                                                       7,465         9,955                           17,420
                                                              --------      --------       --------          --------
     Total other expense                                        27,322        29,229           (715)           55,836
                                                              --------      --------       --------          --------
Income (loss) before taxes                                      14,367        (2,346)         4,017            16,038
Income tax expense (benefit)                                     3,280        (1,050)         1,406(S)          3,636
                                                              --------      --------       --------          --------
Net income                                                      11,087        (1,296)         2,611            12,402
                                                              ========      ========       ========          ========
Net income (loss) per common share:
     Basic                                                    $   1.31      $  (0.17)                        $   0.99
     Diluted                                                      1.30         (0.17)                            0.98
Weighted average shares and equivalents:
     Basic                                                       8,461         7,578         (3,496)(T)        12,543
     Diluted                                                     8,530         7,597         (3,527)(T)        12,600

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Omega and Sun assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

                  CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)


                                                                Omega          Sun        Adjustments       Pro Forma
                                                                -----          ---        -----------       ---------
                                                                    (in thousands, except per share data)
Interest income:
     Interest and fees on loans                               $ 47,710      $ 40,467      $  1,546(C)       $ 89,723
     Interest and dividends on investment securities             8,765         8,827          (724)(P)        16,868
     Other interest income                                         308           125                             433
                                                              --------      --------      --------          --------
     Total interest income                                      56,783        49,419           822           107,024
Interest expense:
     Interest on deposits                                       12,339        11,366        (2,091)(H)        21,614
     Interest on short-term borrowings                             329           456                             785
     Interest on subordinated debentures                            --         1,845         2,013(K),(L)      3,858
     Interest on long-term debt and other interest-
          bearing liabilities                                    1,038        12,478        (3,504)(I),(J)    10,012
                                                              --------      --------      --------          --------
     Total interest expense                                     13,706        26,145        (3,582)           36,269
     Net interest income                                        43,077        23,274         4,404            70,755
     Provision for loan losses                                     350         1,620                           1,970
                                                              --------      --------      --------          --------
     Net interest income after provision for loan losses        42,727        21,654         4,404            68,785
Other income:
     Investment securities gains (net)                           1,127         3,194                           4,321
     Service fees on deposit accounts                            5,754         4,094                           9,848
     Earnings on bank-owned life insurance                       1,395         1,271                           2,666
     Trust fees                                                  3,623           726                           4,349
     Investment and insurance product sales                      1,141         1,634                           2,775
     Leasing fees                                                   --         1,089                           1,089
     Gains on sales of loans and other assets                      292           397                             689
     Other                                                       3,473         1,825                           5,298
                                                              --------      --------      --------          --------
     Total other income                                         16,805        14,230            --            31,035
Other expense:
     Salaries and employee benefits                             20,091        13,069        (3,097)(Q)        30,063
     Net occupancy expense                                       2,372         1,358                           3,730
     Equipment expense                                           2,777         2,219          (178)(D)         4,818
     Data processing expense                                     1,673         1,350          (650)(R)         2,373
     Amortization of intangible assets                              --           531         3,182(E)          3,713
     Other                                                      10,608         9,966                          20,574
                                                              --------      --------      --------          --------
     Total other expense                                        37,521        28,493          (743)           65,271
                                                              --------      --------      --------          --------
Income (loss) before taxes                                      22,011         7,391         5,147            34,549
Income tax expense (benefit)                                     4,826           863         1,802(S)          7,491
                                                              --------      --------      --------          --------
Net income                                                      17,185         6,528         3,345            27,058
                                                              ========      ========      ========          ========
Net income per common share:
     Basic                                                    $   2.07      $   0.91                        $   2.15
     Diluted                                                      2.01          0.90                            2.14
Weighted average shares and equivalents:
     Basic                                                       8,169         8,190        (3,802)(T)        12,557
     Diluted                                                     8,524         7,215        (3,113)(T)        12,626

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the merger is included for the year ended December 31, 2003 and as of and for the nine months ended September 30, 2004. The pro forma adjustments included herein reflect the conversion of Sun common stock into Omega common stock using an exchange ratio of 0.664 of a share of Omega common stock for 80% of the outstanding shares on September 30, 2004 and the cash payment of $35.921 million ($23.25 per share) for 20% of the outstanding shares on September 30, 2004. The estimated purchase price of $188.492 million, is based on a per share price for Omega common stock of $34.52, which was the average of the closing prices of Omega common stock for the period commencing two trading days before, and ending two trading days after April 20, 2004, the date of the merger agreement.

The merger will be accounted for using the purchase method of accounting; accordingly, Omega's cost to acquire Sun will be allocated to the assets acquired (including identifiable intangible assets) and liabilities assumed of Sun at their respective fair values on the date the merger is completed.

The unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of Sun at their respective fair values and represents management's estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Sun's tangible, and identifiable intangible, assets and liabilities as of the closing date. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the net assets, commitments, contracts and other items of Sun as compared to the information shown in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2 - Pro Forma Adjustments

The unaudited pro forma condensed combined financial information for the merger includes the pro forma balance sheet as of September 30, 2004 assuming the merger was completed on September 30, 2004. The pro forma income statements for the nine months ended September 30, 2004 and the year ended December 31, 2003 were prepared assuming the merger was completed on January 1 of each of the years presented.

The unaudited pro forma condensed combined financial information reflects the issuance of 4,097,964 shares of Omega common stock with an aggregate value of $141,462,000 and the conversion of Sun stock options with a value of approximately $3,276,000 at September 30, 2004. Common stock used in the exchange was valued as discussed in Note 1 above.

Substantially all of the Sun stock options are vested and will be converted into Omega stock options. The fair value of the Omega options that will be issued in exchange for the Sun options was estimated using a Black-Scholes option pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide for a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating the fair value of the Omega stock options to be issued in the exchange for Sun stock options include a risk-free interest rate of 3.63%, a weighted average expected life of six years and volatility of 34.6%. The six-year term was based on the weighted average expected term to expiration of these options.

The allocation of the purchase price follows:

Cash, with 20% of Sun shares paid at $23.25 per share                  $  35,921,000
Value of Sun shares converted at an exchange ratio of 0.664 for 1        141,462,000
Incremental direct costs associated with transaction                       7,833,000
Fair value of outstanding employee and non-employee stock options          3,276,000
                                                                       -------------

Total purchase price                                                     188,492,000
Net assets acquired:
Sun stockholders' equity                                                  84,838,000
Elimination of Sun's goodwill and other intangibles                       41,542,000
                                                                       -------------
  Sun's tangible book value                                               43,296,000
Estimated adjustments to reflect assets acquired at fair value:
      Investment securities                                                  113,000
      Loans and leases                                                    (6,699,000)
      Operating leases                                                      (888,000)
      Other real estate owned                                               (272,000)
      Identified intangibles
         Core deposit intangible                                          14,925,000
         Other identifiable intangibles                                    3,387,000
      Deferred income taxes                                                8,498,000
Estimated amounts allocated to liabilities assumed at fair value:
      Time deposits                                                       (2,788,000)
      Long-term debt                                                     (22,329,000)
      Subordinated debentures                                             (3,269,000)
      Rate swaps                                                           5,054,000
                                                                       -------------
          Allocation of purchase price                                    (4,268,000)
                                                                       -------------
Goodwill resulting from merger                                         $ 149,464,000
                                                                       =============

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

      (A) Represents the net decrease in cash held in escrow after making payment for 20% of Sun's shares outstanding at $23.25 per share.

      (B) Represents the adjustment to fair value of the investment portfolio, net of the adjustment related to Omega's ownership of 4,388 shares of Sun common stock.

      (C) Adjustment to fair value of the loan and lease portfolio. The adjustment will be recognized over the estimated remaining life of the loan and lease portfolio. The impact of the adjustment was to increase interest income by approximately $1,159,000 and $1,546,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (D) Adjustment to the fair value of operating leases. The adjustment will be recognized over the estimated remaining life of the leases. The impact of the adjustment was to decrease non-interest expense by $133,000 and $178,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (E) Adjustment to write off historical Sun intangible assets (other than goodwill) and to record intangible assets (other than goodwill) resulting from the merger based on estimated fair values. Management is studying the nature, amount and amortization method of various possible identified intangibles. The adjustments reflected herein are based on current assumptions and valuations, which are subject to change. For purposes of the pro forma adjustments shown here, we have estimated $18,312,000 of intangibles that consists of a core deposit intangible of $14,925,000, a customer relationship intangible of $1,900,000, a customer list intangible of $1,300,000 and a trade name intangible of $150,000. We estimate these intangibles will be amortized over a period not to exceed fifteen years, on an accelerated basis for the core deposit intangible and a straight-line basis for the other intangibles. The value of the intangibles represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated by considering the timing and levels of cash flows from the current balances of accounts, expected growth or attrition in balances and the estimated life of the relationship. Material changes are possible when our analysis is completed. The impact of these adjustments is to increase operating expenses by $2,230,000 and $3,182,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (F) Adjustment to write off historical Sun goodwill and record goodwill created as a result of the merger.

      (G) Adjustment to record the deferred tax asset created as a result of the fair value adjustments using Omega's statutory tax rate of 35%.

      (H) Adjustment to fair value of time deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized over the estimated remaining term of the related deposit liability. The impact of the adjustment was to decrease interest expense by approximately $1,568,000 and $2,091,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (I) Adjustment to fair value of outstanding long-term debt instruments. The adjustment will be recognized over the remaining life of the long-term debt instruments. The impact of the adjustment was to decrease interest expense by $2,830,000 and $3,774,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (J) Adjustment to reflect anticipated effect of borrowings to fund incremental direct costs of $7,833,000, associated with the merger. These costs include accountant and attorney fees, investment banker services, the fee for cancellation of Sun operating contracts for data processing services and a broker-dealer arrangement, payout of employee contracts and severance payments to displaced Sun personnel. These costs have been recorded pursuant to EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination". (See also (Q) and
            (R). For purposes of the pro forma adjustments shown here, we have estimated borrowing $7,775,000 for a 2-year term at Libor plus 125 basis points (currently 3.47%). The impact of the adjustment was to increase interest expense by $202,000 and $270,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. The rates used for these borrowings are estimates. Actual rates may differ from those presented in this pro forma condensed statement of income. If the actual rates vary by one eighth of one percent higher or lower than those presented, the effect would be to lower or raise income by $10,000 annually.

      (K) Adjustment to fair value of outstanding subordinated debentures. The adjustment to fair value will be recognized over the remaining life of the instrument. The impact of the adjustment was to decrease interest expense by $105,000 and $140,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (L) Adjustment to reflect the impact of subordinated debentures issued to fund the merger, in the amount of $37,114,000. These debentures carry a rate of 5.98%. The impact was to increase interest expense by $1,615,000 and $2,153,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (M)   Adjustment to fair value of Sun's rate swap contracts.

      (N) Adjustment to eliminate Sun's historical shareholders' equity, the adjustment reflects the issuance of Omega common stock and the conversion of Sun's stock options into Omega stock options.

      (O) Adjustment to fair value of property classified as other real estate owned.

      (P) Adjustment to reflect the amortization of the adjustment to market value of Sun's investment portfolio from Sun's historical amortized cost. A total of $2,173,000 would be amortized to earnings over the life of the investments, which is approximately 3 years. The expected impact was to decrease interest income by $543,000 and $724,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

      (Q) Adjustment to reflect cost savings as a result of planned, identified staff reductions. The expected impact was to decrease salary and employee benefit expense by $2,324,000 and $3,097,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. (See Note 3).

      (R) Adjustment to reflect anticipated net savings from the cancellation of Sun's data processing operating agreement and the consolidation of operations into Omega's provider of data processing services. The amounts used in the pro forma adjustments represent normal processing fees only; no adjustment has been made for costs to convert the operation.

      (S) Adjustment to record the tax effect of the pro forma adjustments using Omega's statutory tax rate of 35%.

      (T) Weighted average shares were calculated using the historical weighted average shares outstanding of Sun and Omega, adjusted using the exchange ratio, to the equivalent shares of Omega common stock, for the year ended December 31, 2003 and the nine months ended September 30, 2004. Earnings per share data have been computed based on the combined historical income of Sun and Omega and the impact of purchase accounting adjustments.

Note 3 - Estimated Annual Cost Savings

The following estimated annual cost savings represent our estimate only and may not be indicative of the actual amount or nature of the cost savings the combined company actually achieves. Of the items listed below, only cost reductions related to liabilities established pursuant to EITF 95-3 have been included in the pro forma income statements as presented. The additional estimated savings are presented in this footnote for informational purposes only, and are not expected to be achieved in the first year following the merger. The data shown below does not include the impact of possible revenue opportunities. The following table summarizes Omega's estimated annual after-tax cost savings (computed at a 35% tax rate) when fully phased in after the merger:


                                                                     Annual After-Tax Cost Savings
                                                                     -----------------------------
Expected cost savings reflected in the pro formas:
Salary and benefit reductions                                                $2,013,000(1)
Elimination of redundant data processing service provider contract              423,000(2)
                                                                             ----------
                                                                              2,436,000
Estimated cost savings not reflected in the pro formas:
Elimination of redundant operational and administrative processes             1,339,000(3)
Consolidation of marketing process                                              130,000(4)
Reduction of occupancy expense                                                  195,000(5)
                                                                             ----------

                                                                              1,664,000
                                                                             ----------
Total                                                                        $4,100,000
                                                                             ==========

      (1) Personnel cost savings will occur from the elimination of duplicative corporate, administrative and operational functions in the combined company.

      (2) As stand-alone corporations, both Sun and Omega have major contracts with data processing service providers. In the pro forma statements, a liability has been established for the termination fee associated with the elimination of one of the contracts. The annual savings reflected in the pro forma income statements and in the table above represent net cost reductions on an on-going basis after the conversion to one provider is complete.

      (3) Overlapping business infrastructure including technology and operations functions are projected to result in cost savings due to the elimination of redundant systems and software, the elimination of redundant operational expenses and corporate and administrative processes for the combined company.

      (4) Marketing cost savings are projected from the consolidation of advertising and marketing efforts under a common brand.

      (5) Occupancy cost savings are projected to result from consolidation of administrative personnel into a reduced number of office facilities.

Note 4 - Merger Related Charges

In connection with the merger, we have been developing our plan to integrate Omega and Sun's operations. The total integration costs have not yet been determined and have not been included in the pro forma adjustments. The specific details of these plans will continue to be refined over the next several months. Currently, our merger integration team is assessing the two companies' operations, including information systems, premises, equipment, benefit plans, service contracts and personnel to determine optimum strategies to realize additional cost savings.

Note 5 - Subsequent Events

Subsequent to the acquisition, Omega sold $117,000,000 of investments and $76,000,000 of loans, consisting of the auto lease portfolio. Some of the proceeds from these sales were utilized to repay $196,000,000 of long-term FHLB debt, 1,600,000 of other borrowings and a related interest rate swap acquired in the acquisition. From the date of acquisition until November 9, 2004, Omega realized a net pre-tax gain of $1,300,000 related to this activity due to interest rate changes during that period.


         (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of April 20, 2004, by and between Omega and Sun (incorporated by reference from Exhibit 2.1 to Omega's Registration Statement on Form S-4 (Registration No. 333-116407)).

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2004


                           Omega Financial Corporation

                           By:    /s/ JoAnn McMinn
                                  ----------------------------------------------
                                    Name:   JoAnn McMinn
                                    Title:  Senior Vice President and Corporate
                                            Controller